Exhibit 99.1

FOR IMMEDIATE RELEASE

CITADEL BROADCASTING CORPORATION ANNOUNCES
QUARTERLY CASH DIVIDEND

Las Vegas, Nevada, January 31, 2006 - Citadel Broadcasting Corporation (NYSE:CDL) today announced its Board of Directors has approved a quarterly dividend of $0.18 per share on its Common Stock to be paid on April 18, 2006 to shareholders of record on March 30, 2006.

Citadel Broadcasting Corporation is a radio broadcaster focused primarily on acquiring, developing and operating radio stations throughout the United States. The Company owns and operates 159 FM and 60 AM radio stations in 49 markets, located in 24 states across the country. For more information visit www.citadelbroadcasting.com.

CONTACT INFORMATION:
Anna Cordasco/Brooke Morganstein
Citigate Sard Verbinnen
(212) 687-8080